Exhibit 99.1
Prearranged Trading Plan
In order to document Merritt Marcus’ (“Seller’s”) intention to act in a manner that will allow Seller to claim the protection of the affirmative defense to insider trading provided by Rule 10b5-l(c)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), Seller hereby adopts this Prearranged Trading Plan and in furtherance thereof is hereby issuing these instructions and authorizations (these “Instructions”) to Hilliard Lyons (“Broker”) as of the date set forth next to its signature below.
I.	Purpose of Trading Plan
In furtherance of Seller’s financial planning objectives, Seller desires to issue these Instructions to sell up to 24,000 shares of common stock (the “Stock”) of Royal Gold (the “Issuer”) owned by Seller in accordance with the terms of these Instructions. To dispel any inference that Seller is selling the Stock on the basis of material nonpublic information, or that the transactions described herein evidence Seller’s knowledge of material nonpublic information, Seller has determined to instruct Broker to sell certain shares of Issuer’s stock, consistent with ordinary principles of best execution, in the amount, at the prices and during the time periods specified in these Instructions.
II.	Authorization of Trading Plan
1.	Seller hereby appoints Broker to sell the Stock in the amounts and according to the terms and conditions set forth herein. Subject to such terms and conditions, Broker hereby accepts such appointment.

2.	Seller has delivered 24,000 shares of Stock into an account at Broker in the name of and for the benefit of Seller (the “Plan Account”). Such shares of Stock are to be sold pursuant to these Instructions.

3.	Broker shall not execute any transactions pursuant to these Instructions until after the date set forth on Attachment A of these Instructions. After such date, Broker shall effect one or more sales of Stock (each, a “Sale”) during the time periods, in the amounts and at the prices indicated on Attachment A, until these Instructions terminate pursuant to the terms hereof. Subject to the provisions of Attachment A and the terms of this Section II, Broker shall in its sole discretion and without consultation of any kind with Seller choose the trading day(s) on which and the time(s) at which Sale(s) shall occur, the number of shares involved in any single trade and the price at which any Sale is effected.

4.	Subject to the provisions of Attachment A, the timing and manner of execution of any transaction shall be subject to principles of best execution as applied by Broker. Seller understands and agrees that Broker, acting consistent with ordinary principles of best execution, may be unable to effect Sales of any or all of the Stock authorized to be sold under these Instructions, due to the Stock not trading in sufficient volume at or above a specified limit price, market rules on volume and price priority and precedence, legal or regulatory restrictions, or other factors.

10b5-1 Prearranged Trading Plan

5.	(a) Broker may sell the Stock on any national securities exchange, in the over-the-counter market, on an automated trading system or otherwise. If Broker is a market maker in the Stock at the time of any Sale, Broker may, in its discretion, purchase the Stock from Seller in its capacity as market maker. Seller understands that Broker may effect Sales hereunder jointly with orders for other holders of the Issuer’s stock and that the average price for executions resulting from bunched orders will be assigned to Seller’s account.

(b) Any cash proceeds from Sales effected under these Instructions will be delivered to Seller’s account specified on Attachment A on a normal three-day settlement basis less its fees and commissions set forth in Attachment C.

(c) Broker shall promptly return any certificates for shares of Stock subject to these Instructions that remains unsold after the end of the Plan Sales Period or upon termination of these Instructions to Account # or to such other person or account as he shall designate in writing.

6.	Broker shall cease Sale(s) pursuant to these Instructions on the earlier to occur of (a) December 29, 2006, (b) the date on which all shares of Stock subject to these Instructions have been sold in accordance with these Instructions, or (c) the death of Seller (the “Plan Sales Period”), unless this Plan is terminated earlier pursuant to Section IV.
III.	Representations, Warranties and Covenants of Seller

Seller represents, warrants and covenants as follows:
1.	At the time of establishing these Instructions Seller is not aware of any material, nonpublic information with respect to the Issuer or any securities of the Issuer (including the Stock). Seller is establishing these Instructions in good faith and not as part of a plan or scheme to evade the prohibitions of Rule l0b5-1. Seller agrees and understands that the affirmative defense provided by Rule 10b5-1 will be unavailable if it enters into or alters any corresponding or hedging transaction or position, within the meaning of Rule 10b5-1(c), with respect to the Stock.

2.	Seller shall not, directly or indirectly, communicate any information relating to the Issuer or any securities of the Issuer (including the Stock) to Broker, or any of its representatives, agents or employees, who are involved, directly or indirectly, in executing these Instructions until after these Instructions terminate pursuant to the terms hereof. Seller acknowledges and agrees that Seller does not have, and shall not attempt to exercise, any influence over how, when or whether to effect Sales pursuant to these Instructions, except in connection with the modification of these Instructions in accordance with Section III.3 or the termination of these Instructions in their entirety pursuant to Section IV.2. Seller will limit his contact with Broker except as may be required to ensure timely filing of Form(s) 144 and other filings with the Securities and Exchange Commission or to coordinate the transfer of any Sale proceeds. Seller agrees

10b5-1 Prearranged Trading Plan

that any communication furnished to Broker relating to these Instructions shall be furnished only to Broker’s Compliance Desk pursuant to Section VI.6.

3.	Seller shall only modify these Instructions at a time when he is not aware of material, nonpublic information with respect to the Issuer or any securities of the Issuer. By delivering any modification to Broker regarding these Instructions, Seller shall be deemed to have represented and warranted that he is not then in possession of any such information. Any modification to these Instructions shall be in a writing executed by Seller and the Issuer, delivered to Broker’s Compliance Desk for review pursuant to Section VI.6, and effective on the earlier of the date it is agreed to by Broker in writing or after the third business day following Broker’s receipt of the written modification.

4.	All Sales of Stock effected by Broker pursuant to these Instructions and the related plan are permissible under the Issuer’s insider trading policies and any other policies of the Issuer relating to transactions in the Stock by Seller. Seller has been informed that the Issuer’s chief legal officer or other authorized officer of the Issuer has reviewed a form of these Instructions and has no objection to their terms or to Seller entering into them and has provided any amendment or modification of these instructions and the related plan to Issuer’s chief legal officer. Seller authorizes Broker to contact the following person at Issuer to confirm the foregoing or any other information that Broker considers appropriate in connection with these Instructions:
Contact Name at Issuer: Royal Gold
Contact’s Title: Karen Gross
Contact’s Telephone Number:303-575-6504
Contact’s Facsimile Number: 303-595-9385
Contact’s Email Address: kgross@royalgold.com
Prior to the commencement of Sale(s) hereunder, Seller shall provide Broker with an Issuer Certificate and Undertaking dated as of the date hereof and signed by the Issuer, substantially in the form of Attachment B, and with a SEC Rule 10b5-1 Client Representation and Agreement Letter dated as of the date hereof, signed by the Seller, and substantially in the form of Attachment D.

5.	These Instructions constitute the legal, valid and binding obligation of the Seller and are enforceable against Seller in accordance with their terms. The Stock is freely transferable and is not subject to any liens, security interests or other impediments to transfer (other than any restriction resulting from the applicability of Rule 144), nor is there any litigation, arbitration or other proceeding pending, or to Seller’s knowledge threatened, that would prevent or interfere with the Sale of Stock under these Instructions.

10b5-1 Prearranged Trading Plan

IV.	Termination
1.	Broker may in its sole discretion terminate its obligations under these Instructions at any time and for any reason. No such termination shall relieve Seller of any obligation it has under these Instructions in connection with any executed transaction.

2.	These Instructions may be terminated at any time by a writing executed by Seller, provided that no such termination shall relieve Seller of any obligation it has under these Instructions in connection with any executed transaction. Without limiting the foregoing, Seller may deliver a notice to Broker to terminate these Instructions if necessary or advisable to satisfy any legal, contractual, accounting or regulatory requirements applicable to Seller or Issuer.
V.	Compliance Procedures
1.	Seller acknowledges and agrees that Broker has not provided Seller with any tax, accounting or legal advice with respect to these Instructions, including whether Seller would be entitled to any of the affirmative defenses under Rule 10b5-l.

2.	Broker shall conduct all Sales pursuant to these Instructions in accordance with the manner of sale requirement of Rule 144 of the Securities Act of 1933, as amended (the “Securities Act”) and Broker shall not effect any Sale that it knows would exceed the then-applicable volume limitations under Rule 144. Responsibility for filing Form(s) 144 with the Securities and Exchange Commission shall rest with Broker, provided that Seller (a) has executed and delivered to Broker a sufficient number of signed Form(s) 144 and (b) shall inform Broker in writing of any other Rule 144 sales of Stock executed on his behalf or on behalf of any person who is deemed to be the same “person” as Seller pursuant to Rule 144(a)(2). Seller shall not knowingly take, and shall not knowingly cause any person or entity with which Seller would be required to aggregate sales of Stock pursuant to paragraph (a)(2) or (e) of Rule 144 to take, any action that would cause the Sales not to comply with Rule 144. Seller understands and agrees that Broker will make one Form 144 filing at the beginning of each three-month period commencing prior to the first Sale to be effected pursuant to these Instructions, and that such Form 144 shall specify that (a) the proposed Sales are to be effected in accordance with a Rule 10b5-1 sales plan established on the date of these Instructions and (b) the representation in such Form regarding Seller’s knowledge of material information speaks as of such date.

3.	Seller shall be responsible for preparing and filing any reports under Section 13(d), Section 13(g) and/or Section 16 of the Exchange Act with respect to transactions in Stock conducted pursuant to these Instructions.

4.	Broker shall provide Seller within the time period provided under Rule 10b-10 under the Exchange Act with the information required thereunder.

10b5-1 Prearranged Trading Plan

5.	Broker shall (a) on the date of execution of each Sale provide all applicable details of the transaction to Karen Gross of the Issuer, both by telephone at 303-575-6504 and in writing (by fax or e-mail) at kgross@royalgold.com in order to enable Seller to meet his reporting requirements under Section 16 of the Exchange Act (with a copy to General Counsel —Paul Hilton) by fax or email at the number or address listed in Section III.4), (b) immediately suspend all Sales pursuant to these Instructions upon receipt of notice from an authorized officer of the Issuer of the occurrence of a Suspension Event (as defined in Attachment B) and maintain the suspension until the end of such Suspension Event, and (c) take such actions as may be necessary to assure that no Sales will be executed by any representative, employee or agent of Broker who possesses material nonpublic information about the Issuer or any securities of the Issuer (including the Stock).
VI.	Additional Authorizations and Agreements
1.	Seller may from time to time, when Seller is not aware of material nonpublic information, instruct Broker to sell shares of Stock other than Stock which is to be sold pursuant to these Instructions and the related plan. Any such Sales shall not be deemed to modify these Instructions, although Seller may amend these Instructions in writing in accordance with Section III.3.

2.	Any references in these Instructions to numbers of shares or share prices shall be automatically proportionately adjusted by Broker, as it shall determine in its discretion, to reflect any stock split, reverse stock split, stock dividend or other similar change in the Stock.

3.	All references in these Instructions to “Broker” shall include any representative, agent or employee of the Broker.

4.	These Instructions shall be governed by and construed in accordance with the laws of the Commonwealth of Kentucky. These Instructions shall be subject to and shall be deemed to include and incorporate all of the provisions contained in any customer account agreement between Seller and Broker, as such may be amended from time to time (the “Customer Account Agreements”), including without limitation the agreement to arbitrate any disputes, any waiver or release from liability, and any provisions regarding settlement of any transactions. These Instructions shall not supersede the Customer Account Agreements, except that if these Instructions directly conflict with the terms of any such agreement, the terms and conditions of these Instructions shall govern. Except as set forth in these Instructions or in the Customer Account Agreements, Broker and Seller agree and confirm that there are no other agreements, representations or understandings, express or implied, between Broker and Seller relating to the subject matter of these Instructions or the transactions effected pursuant thereto.

5.	Broker’s rights and obligations under these Instructions may not be assigned or delegated without the written permission of Seller.

10b5-1 Prearranged Trading Plan

6.	Any notice delivered to Broker under or relating to these Instructions shall be delivered to Broker’s Compliance Desk as follows:
Attention: Monte Foreman
Compliance Department
JJB Hilliard, WL Lyons
501 South Fourth Avenue
Louisville, KY 40202
Telephone Number: 502 588-4122
Facsimile Number: 502 588-9194
Email: MForeman@hilliard.com
Seller and Broker hereby acknowledge and subscribe to the foregoing Instructions and the foregoing representations, warranties, covenants and other agreements. Seller hereby authorizes Broker to act in accordance with and in reliance thereon, and authorizes and directs Broker to take all necessary steps to effect these Instructions.

By:	/s/ Merritt Marcus

[Seller]

Date:	12/29/05

By:	/s/ James W. Stuckert

[Broker]

Date:	12/29/05

By:

Branch Manager

Date:

Attachment A
Trading Directions
1.	Commencement Date: Broker shall not execute any Sales pursuant to these Instructions until December 29, 2005 (the “Commencement Date”).
2.	(a) On and after the Commencement Date and up to and including December 29, 2006: Broker shall, subject to this paragraph 2 and paragraph 3 below, sell up to 2000 shares a month - totaling 24,000 for the year shares of Stock from the Plan Account, on the 5th day of every month or such other day, at times and at prices as Broker may determine in its sole discretion and without consultation of any kind with seller, if (and only if) the sale price is equal to or greater than $25 per share; and shall sell up to an additional [0] shares of Stock from the Plan Account, on days, at times and at prices as Broker may determine in its sole discretion and without consultation of any kind with seller, if (and only if) the sale price is equal to or greater than $25 per share. To the extent that fewer than 2000 shares per month of Stock are sold during such period such shortfall (the “Period 1 Shortfall Shares”) will be carried over to, and may be sold in accordance with this paragraph 2 as set forth below and with these Instructions.
(b)	On and after December 29, 2005 and up to and including December 29, 2006: Broker shall, subject to this paragraph 2 and paragraph 3 below, sell up to the sum of (i) 2000 shares of Stock plus (ii) any Period 1 Shortfall Shares, in each case from the Plan Account, on days, at times and at prices as Broker may determine in its sole discretion, if (and only if) the sale price is equal to or greater than $25 per share.

(c)	Subject to the restrictions set forth in paragraph 2 above, Broker shall sell the Stock following the Commencement Date under ordinary principles of best execution at the then-prevailing market price and only on an uptick.
3.  Cash proceeds from Sales shall be held in the following account:

A-1

Attachment B
Issuer Certificate and Undertaking
1.	Royal Gold (the “Issuer”) represents that it has authorized Merritt Marcus (“Seller”) to enter into the Prearranged Trading Plan dated December 29, 2005 (the “Sales Plan”) between Seller and Hilliard Lyons (“Broker”) relating to the common stock of the Issuer (the “Stock”).
2.	The Sales to be made by Broker for the account of Seller pursuant to the Sales Plan will not violate the Issuer’s insider trading policies.
3.	If, at any time during the Plan Sales Period (as defined in the Sales Plan), any sale pursuant to the Sales Plan would violate or conflict with any legal, contractual, accounting or regulatory restriction applicable to Issuer, Seller or Seller’s affiliates, including, without limitation, any restriction related to a tender offer, exchange offer, merger or acquisition, the Issuer shall notify Broker’s compliance office of such restriction (“Suspension Event”) by telephone as soon as practicable, it being understood that the acquisition by Seller of material non-public information about the Issuer or its Stock after the date hereof shall not give rise to any such restriction. Such notice shall be made to Marion Lewis 502 588-4178 respectively and shall indicate the anticipated duration of the Suspension Event, but shall not include any other information about the nature of the Suspension Event or its applicability to Seller. In no event shall the Issuer communicate any material non-public information about the Issuer or its securities to Broker.

Dated: December 29, 2005

By:	/s/ KAREN GROSS
Karen Gross

Title:	Vice President & Corporate Secretary

B-1

Attachment D
SEC Rule 10b5-1 Client Representation and Agreement Letter
Attn: Hilliard Lyons Compliance
To Whom It May Concern:
In consideration of your accepting orders to purchase and/or sell securities under a written plan (the “Plan”) established by me under SEC Rule 10b5-1 promulgated under the Securities Exchange Act of 1934, as amended, I make the following representations and agree as follows:
1.	I established the Plan in good faith when I was not in possession of material nonpublic information about the issuer, Royal Gold, whose securities are the subject of the Plan.

2.	I have filed the Plan with the General Counsel’s office and/or Corporate Secretary’s office of the issuer and sales of securities under the Plan have been authorized by appropriate representatives of the issuer.

3.	The Plan does not violate the issuer’s employee trading policies.

4.	I understand and agree that if I am an affiliate or control person for purposes of Rule 144 under the Securities Act of 1933, as amended, all sales will be in accordance with Rule 144. I agree not to take any action that would cause me to aggregate sales of Stock pursuant to Rule 144 without first consulting with James W. Stuckert (“Broker”), and not to take any action that would cause the Sales not to comply with Rule 144. Broker will be responsible for completing and filing on my behalf the required Form 144s that I execute and that the Form 144 shall state that the Sales are being effected in accordance with a Sales Plan intended to comply with Rule 10b5-1.

5.	I will notify you of any other sale transactions that are not contemplated by this Plan.

6.	I have no offsetting hedging transactions that would violate Rule 10b5-1 while my Plan is in effect.

7.	I have consulted with my tax advisors and I am aware of the tax implications of my Plan.

8.	You shall have no trust or fiduciary obligations or responsibilities to me as a result of entering into this agreement, other than those obligations arising from your service as my broker. During the term of this agreement, I will not disclose any material nonpublic information about the issuer to you or your officers and employees who are involved with executing my Plan.

Very truly yours,
/s/ Merritt Marcus

Date:	12/29/05

D-2